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                                 EXHIBIT 11.1

                    BRILLIANT DIGITAL ENTERTAINMENT, INC.

               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               NINE MONTHS ENDED SEPTEMBER 30,
                                               -------------------------------
                                                    1997             1996
                                               -------------    --------------
Weighted average shares outstanding                 7,200             4,455
Common Stock equivalents:
        Stock options granted                                            37
        Warrants granted                                                 47
                                               -------------    --------------

Weighted average number of shares used in
 computing net income(loss) per share               7,200             4,539
                                               -------------    --------------
                                               -------------    --------------
  Net income (loss)                              $   (944)        $  (2,371)
                                               -------------    --------------
                                               -------------    --------------
  Net income (loss) per common shares            $  (0.13)        $   (0.52)
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